Exhibit 3.1
CERTIFICATE OF CONVERSION
OF
ARMSTRONG LAND COMPANY, LLC
TO
ARMSTRONG LAND COMPANY, INC.
     Pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 265 of the Delaware General Corporation Law (as amended, the “Corporation Law”), the undersigned officer, on behalf of Armstrong Land Company, LLC, a Delaware limited liability company (the “Company”), does hereby certify and agree as follows:
     1. The Company was formed in Delaware on September 19, 2006.
     2. The name of the Company immediately prior to the filing of this Certificate is “Armstrong Land Company, LLC.”
     3. The name of the corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b) of the Corporation Law is “Armstrong Land Company, Inc.”
     4. This Certificate of Conversion shall be effective at 12:00 a.m., Eastern Standard Time, on October 1, 2011.
     In Witness Whereof, the undersigned, being duly authorized to sign on behalf of the converting Limited Liability Company, has executed this Certificate on this 30th day of September, 2011.
[Remainder of Page Left Intentionally Blank; Signature Page to Follow]

Armstrong Land Company, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson, President

2